UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2023

FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10344 Sam Houston Park Drive	Suite 300	Houston	TX	77064
(Address of Principal Executive Offices)				(Zip Code)

281	949-2500
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FET	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Stock Purchase Agreement
On November 1, 2023, Forum Energy Technologies, Inc., a Delaware corporation (“Forum”), and Forum Canada ULC, an Alberta corporation and a wholly owned subsidiary of Forum (the “Purchaser”), entered into a Stock Purchase Agreement (the “Agreement”) with (i) Variperm Holdings Ltd., an Alberta corporation (“Variperm”); (ii) Variperm Energy Services Partnership, an Alberta general partnership (“VES Partnership”); (iii) Jamie Olson, a resident of Alberta (“Olson”); (iv) Elise Robertson, a resident of Alberta (“Robertson”); (v) Slotting RemainCo Limited Partnership, an Alberta limited partnership (“RemainCo” and, together with VES Partnership, Olson and Robertson, the “Sellers,” and each, a “Seller”); and (vi) VES Partnership in its capacity as the representative of the Sellers; pursuant to which, upon the terms and subject to the conditions set forth therein, the Purchaser will purchase from the Sellers all of the issued and outstanding common shares of Variperm (the “Acquisition”). Upon consummation of the Acquisition and the other transactions contemplated by the Agreement (the “Transactions”), Variperm will be a wholly owned subsidiary of the Purchaser.
Under the terms and conditions of the Agreement, the aggregate consideration to be paid by Forum to the Sellers and the Option Holders (as defined in the Agreement) in the Transactions consists of 2.0 million shares of common stock, par value $0.01 per share, of Forum (“Forum Common Stock”, and such shares, the “Shares”) and an amount of cash equal to US $150.0 million (such cash consideration, together with the Shares, the “Closing Consideration”), subject to customary purchase price adjustments set forth in the Agreement relating to cash, net working capital, indebtedness and transaction expenses of Variperm as of the closing of the Transactions (the “Closing”). Additionally, in certain circumstances and pursuant to the terms and conditions of the Agreement, the Sellers have agreed to provide up to US $60.0 million of financing for the Transactions, if required, through the issuance of a seller term loan maturing in December 2026 (the “Seller Term Loan”). If utilized, the Seller Term Loan would provide for an initial interest rate of 11% that is subject to escalation after the first anniversary of the Seller Term Loan. The Seller Term Loan would include no pre-payment penalties or other call provisions above par.
The Closing is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) subject to specified materiality standards, the accuracy of the representations and warranties of each party, (ii) compliance by each party in all material respects with its covenants, (iii) regulatory review and approval, under the Competition Act (Canada), (iv) there being no injunction, order, judgment, decision, decree or ruling by a governmental body enjoining or otherwise prohibiting the consummation of the Transactions, (v) there being no Material Adverse Effect (as defined in the Agreement) with regard to Forum or Variperm and (vi) the approval for listing of the Forum Common Stock to be issued in accordance with the terms of the Agreement on the New York Stock Exchange.
Each of Forum, the Purchaser, Variperm and the Sellers have made customary representations and warranties in the Agreement. The Agreement also contains customary covenants and agreements, including covenants and agreements relating to (i) the conduct of Variperm’s and Forum’s respective businesses during the period between the execution of the Agreement and closing and (ii) the efforts of the parties to cause the Transactions to be consummated and to obtain Canadian regulatory approvals.
The Agreement contains certain termination rights for the benefit of each of the Purchaser and Variperm, including, among others, the right to terminate the Agreement in the event that (i) the Transactions have not been consummated on or before April 30, 2024 or (ii) under certain conditions, if there has been a breach of certain representations or warranties or a failure to perform any covenant by the other party.
In connection with the Closing, Forum and the Sellers will enter into an investor rights agreement with respect to the Shares to be issued at the Closing, which will provide for (i) a 180-day lock-up on transfers of the Shares post-Closing, subject to certain exceptions, (ii) customary registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and (iii) a standstill and voting agreement as to routine voting items with respect to any stockholder party thereto that beneficially owns 5.0% or more of the outstanding Forum Common Stock which will cease to apply to any such stockholder at the earlier of the time (a) such stockholder beneficially owns less than 5.0% of the Forum Common Stock outstanding or (b) two years from the date of Closing.
Certain employees of Variperm have agreed to enter into non-competition agreements effective as of the Closing with terms ranging from one to three years from the effective date thereof.
The representations, warranties and covenants contained in the Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Agreement, (ii) have been qualified by matters (a) with respect to Forum specifically disclosed in any reports filed by Forum with the SEC prior to the date of the Agreement (subject to certain exceptions) and (b) made in confidential disclosure schedules delivered in connection with the Agreement, (iii) are subject to materiality qualifications contained in the Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Agreement or such other date as is specified in the Agreement and (v) have been included in the Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Forum’s public disclosures. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Forum that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that Forum files with the SEC.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.
Credit Agreement Amendment
On November 1, 2023, Forum entered into an amendment (the “Credit Agreement Amendment”) to the Third Amended and Restated Credit Agreement, dated as of October 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), among Forum, as borrower, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties named therein.
Pursuant to the Credit Agreement Amendment, the Credit Agreement (i) was modified, as of the closing of the Credit Agreement Amendment, to, among other things, (a) permit the incurrence of new secured notes in an amount not to exceed US $200.0 million (which notes shall, in part, refinance Forum’s existing secured notes) and (b) update the CDOR provisions with Term CORRA and (ii) will be modified, upon consummation of the Transactions, to, among other things, (a) extend the maturity date of the Credit Agreement to September 8, 2028, (b) permit the Transactions, (c) permit the incurrence of the Seller Term Loan in an amount not to exceed $60.0 million, in connection with the consummation of the Transactions, and (d) increase the aggregate revolving commitments from US $179.0 million to US $250.0 million.
The foregoing description of the Credit Agreement Amendment is a summary only and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02. The issuance of the Shares in the Transactions will be completed in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 2, 2023, Dr. Emily Reichert, Ph.D., a member of the Forum board of directors (the “Board”) and the Nominating, Governance and Sustainability Committee, notified Forum of her retirement from the Board, effective as of November 2, 2023, to accommodate her recent appointment as Chief Executive Officer of the Massachusetts Clean Energy Center. Dr. Reichert’s retirement is not the result of any disagreement with Forum on any matter relating to its operations, policies, practices or otherwise.

Item 7.01 Regulation FD Disclosure.
On November 2, 2023, Forum issued a press release announcing the Acquisition. A copy of the press release containing the announcement is furnished herewith as Exhibit 99.1 and incorporated by reference herein.
On November 2, 2023, Forum provided supplemental information regarding the Acquisition in an investor presentation published to its website. A copy of the investor presentation is furnished herewith as Exhibit 99.2 and incorporated by reference herein.
The information furnished pursuant to Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference. The furnishing of these communications is not intended to constitute a representation that such information is required by Regulation FD or that the materials they contain include material information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Exhibit Title or Description
2.1
Stock Purchase Agreement, dated as of November 1, 2023, by and among Forum Energy Technologies, Inc., Forum Canada ULC, Variperm Holdings Ltd., Variperm Energy Services Partnership, Jamie Olson, Elise Robertson, Slotting RemainCo Limited Partnership and Variperm Energy Services Partnership as the Sellers’ Representative.

10.1
Amendment No. 5 to Third Amended and Restated Credit Agreement, dated November 1, 2023, by and among Forum Energy Technologies, Inc., Forum Canada ULC, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

99.1	Press Release, dated November 2, 2023.
99.2	Investor Presentation, dated November 2, 2023.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2023	FORUM ENERGY TECHNOLOGIES, INC.
/s/ John C. Ivascu
John C. Ivascu
Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary